Exhibit 99.5

FOURTH AMENDMENT

TO THE

HUNTINGTON INGALLS INDUSTRIES SAVINGS PLAN

This amendment to the December 1, 2015 restatement of the Huntington Ingalls Industries Savings Plan (the “Plan”) (i) incorporates certain changes relating to the merger of the Stoller Newport News Nuclear, Inc. 40l(k) Savings Plan and Trust and the UniversalPegasus International, Inc. Retirement Plan into the Plan; (ii) incorporates certain changes relating to the merger of the AMSEC Employees 401(k) Profit Sharing Plan and the Camber Corporation 401(k) Plan into the Plan; and (iii) makes certain changes to contributions for certain Huntington Ingalls Industries International Shipbuilding, Inc. and Huntington Ingalls Incorporated, through its Ingalls Shipbuilding division (non-represented employees) employees.

I.	The chart in Section 1.04 is amended by adding the following to the end thereof:

Name of Merged Plans	Merger Effective Dates
Stoller Newport News Nuclear, Inc. 40l(k) Savings Plan and Trust	April 10, 2018
UniversalPegasus International, Inc. Retirement Plan	April 10, 2018

II.	New Sections 2.43 and 2.44 are inserted (with appropriate Section number adjustments for current Sections 2.43 through Section 2.56) to read as follows:

“Section 2.43 RAC TSD April Transfer Entities. HII Mechanical Inc., HII Nuclear Inc., and Newport News Nuclear Inc.”

Section 2.44 RAC TSD Transfer Entities. RAC TSD April Transfer Entities.”

III.	New Sections 5.14(b), (c), and (d) are added (with appropriate Section letter adjustments for current sections 5.14(b) through (e)) to read as follows:

“ (b) Notwithstanding anything in this Plan to the contrary, an Employee of a RAC TSD April Transfer Entity shall be eligible to receive Retirement Account Contributions pursuant to this Section 5.14 if (1) such Employee was eligible to receive Retirement Account Contributions under the second paragraph of Section 5.14(a) on April 9, 2018; (2) such Employee obtained employment with a RAC TSD April Transfer Entity via a direct transfer from the Cash Balance Participating Business Unit through which such Employee was previously eligible for Retirement Account Contributions under clause (1) of this sentence; and (3) such Employee does not terminate employment with such RAC TSD April Transfer Entity.

(c) In the event an Employee of a RAC TSD Transfer Entity eligible for Retirement Account Contributions under Section 5.14(b) terminates employment with the Company and all Affiliated Companies, in no event shall such Employee again be eligible for Retirement Account Contributions from a RAC TSD Transfer

Entity, even upon subsequent re-hire or transfer to a RAC TSD Transfer Entity. In the event an Employee of a RAC TSD Transfer Entity eligible for Retirement Account Contributions under Section 5.14(b) transfers employment to the Company or an Affiliated Company which is not a RAC TSD Transfer Entity and subsequently transfers employment back to a RAC TSD Transfer Entity without any termination of employment, such Employee shall again be eligible for Retirement Account Contributions upon re-employment by a RAC TSD Transfer Entity. Notwithstanding the preceding sentences in this paragraph (c), an Employee described in the first sentence of this paragraph (c) who is rehired under the following circumstances shall be eligible to receive Retirement Account Contributions:

(1)

An Employee who is rehired by a RAC TSD Transfer Entity, other than HII Fleet Support Group LLC, within two (2) years of the date of the termination of employment shall be eligible to receive Retirement Account Contributions upon reemployment by the RAC TSD Transfer Entity; or

(2)

An Employee who is rehired by the Company or an Affiliated Company which is not a RAC TSD Transfer Entity within two (2) years of the date of the termination of employment and transfers to a RAC TSD Transfer Entity, other than HII Fleet Support Group LLC, within such two (2) year period shall be eligible to receive Retirement Account Contributions upon reemployment by a RAC TSD Transfer Entity.

(d) Notwithstanding anything in this Plan to the contrary, Employees of UniversalPegasus International, Inc. and Universal Ensco Inc. are not eligible to receive Retirement Account Contributions.”

IV.	Section 7.01 is amended by adding the following to the end thereof:

“Notwithstanding anything in the previous sentence to the contrary:

(1)    The portion of a Participant’s interest in his or her Account transferred to this Plan from the UniversalPegasus International, Inc. Retirement Plan (the “UPI Plan”) attributable to employer contributions (and the earnings thereon) shall vest in accordance with the following schedule:

Years of Vesting Service	Vested Percentage of UPI Plan Transferred Employer Portion
0	0%
1	33%
2	66%
3	100%

V.	Section 8.01 is amended by deleting the word “and” from subsection (13) thereof and adding the following subsections thereto:

“	(15)	Prior Plan Safe Harbor;
	(16)	Prior Plan Roth;
	(17)	Prior Plan QNEC;
	(18)	Prior Plan ESOP;
	(19)	Prior Plan Company 5 Yr;
	(20)	NNS/PCI Employer;
	(21)	NNS/PCI Pre-Tax;
	(22)	NNS Rollover;
	(23)	NNS After-Tax;
	(24)	Company 3 Yr;
	(25)	Company Match 3 Yr; and
	(26)	AEC Retirement Account.”

VI.	The final sentence of the second paragraph of Section 11.02 is replaced in its entirety to read as follows:

“A hardship withdrawal may not be taken from the Participant’s Retirement Account, Company Profit Sharing, Qualified Nonelective, Prior Plan IRA, Prior Plan MPP, AEC Retirement Account, Prior Plan Safe Harbor, Prior Plan QNEC, Prior Plan ESOP, NNS Rollover, or NNS After-Tax subaccounts.”

VII.	The first sentence of Section 11.04 is replaced in its entirety to read as follows:

“A Participant who is still employed.by an Affiliated Company may request an in-service withdrawal of amounts held in his or her Prior Plan After-Tax, After-Tax, Prior Plan IRA, Prior Plan Company, Rollover, Company Match, and Roth Rollover subaccounts.”

VIII.	The final sentence of Section F1.01(a) is replaced in its entirety to read as follows:

“All amounts from plan listed in (c) that are merged into this Plan after the Spin-Off shall be held in the Prior Plan Pre-Tax, Prior Plan After-Tax, Prior Plan IRA, Prior Plan Company, Prior Plan Safe Harbor, Prior Plan Roth, Prior Plan QNEC, Prior Plan ESOP, Prior Plan Company 5 Yr, Company 3 Yr, Company Match 3 Yr, NNS/PCI Employer, NNS/PCI Pre-Tax, NNS Rollover, or NNS After-Tax subaccounts according to the nature of the original contributions, as determined by the Committee.”

IX.	The chart in Section F1.01(c) is amended by adding the following to the end thereof:

Name of Merged Plans	Merger Effective Dates	Merged Account Names
Stoller Newport News Nuclear, Inc. 401(k) Savings Plan and Trust	April 10, 2018	Before-Tax – Voluntary, Rollover, QNEC, Employer Discretionary, In Plan Roth Pre-Tax, In Plan Roth Rollover, In Plan Roth Employer Match, In Plan Roth QNEC, Roth Rollover, In Plan Roth Safe Harbor Match, Roth, Employer Safe Harbor Match

UniversalPegasus International, Inc. Retirement Plan	April 10, 2018	Pre-Tax, Roth, Rollover, Roth Rollover, QNEC, Employer Match, Employer Profit Sharing (Nonelective), Safe Harbor

X.	A new Section F3.18 is added as follows:

“Section F3.18 Stoller Newport News Nuclear, Inc. 401(k) Savings Plan and Trust Withdrawals. A Participant may withdraw from his or her Stoller Newport News Nuclear, Inc. 401(k) Savings Plan and Trust Before-Tax – Voluntary, Rollover, Employer Discretionary, In Plan Roth Pre-Tax, In Plan Roth Rollover, In Plan Roth Employer Match, In Plan Roth QNEC, Roth Rollover, In Plan Roth Safe Harbor Match, and Roth accounts upon hardship under Section 11.02 or Before-Tax – Voluntary, Rollover, QNEC, Employer Discretionary, In Plan Roth Pre-Tax, In Plan Roth Rollover, In Plan Roth Employer Match, In Plan Roth QNEC, Roth Rollover, In Plan Roth Safe Harbor Match, Roth, and Employer Safe Harbor Match accounts upon reaching age 59112 under Section 11.03.”

XI	A new Section F3.19 is added as follows:

“Section F3.19 UniversalPegasus International, Inc. Retirement Plan Withdrawals. A Participant may withdraw from his or her UniversalPegasus International, Inc. Retirement Plan Pre-Tax, Roth, Rollover, Roth Rollover, Employer Match, and Employer Profit Sharing (Nonelective) accounts upon hardship under Section 11.02 or Pre-Tax, Roth, Rollover, Roth Rollover, QNEC, Employer Match, and Employer Profit Sharing (Nonelective) accounts upon reaching age 59112 under Section 11.03.”

XII.	Exhibit A of the Plan is amended by adding the following to the end thereof:

Sector	Employer	Entity Code	Sub-Plan
HII	HII Nuclear Inc.	515	A
HII	UniversalPegasus International, Inc.	604	A
HII	Universal Ensco Inc.	601	A

XIII.	The chart in Section 1.04 is amended by adding the following to the end thereof:

Name of Merged Plans	Merger Effective Dates
AMSEC Employees 401(k) Profit Sharing Plan	July 1, 2018
Camber Corporation 401(k) Plan	July 1, 2018

XIV.	Section 2.44 is amended in its entirety to read as follows:

“Section 2.44 RAC TSD Transfer Entities. RAC TSD April Transfer Entities, RAC TSD July Transfer Entities, and HII Technical Solutions Corporation, collectively.”

XV.	New Sections 2.45 and 2.56 are inserted (with appropriate Section number adjustments for current Sections 2.45 through 2.58) to read as follows:

“Section 2.45 RAC TSD July Transfer Entities. HII Fleet Support Group LLC, HII San Diego Shipyard Inc., and HII Unmanned Maritime Systems Inc.

Section 2.56 TSD Entity. HII Energy Inc., HII Mechanical Inc., HII Nuclear Inc., Newport News Nuclear Inc., UniversalPegasus International, Inc., Universal Ensco Inc., HII San Diego Shipyard Inc., HII Unmanned Maritime Systems Inc., HII Fleet Support Group LLC, HII Mission Driven Innovative Solutions Inc., HII Mission Driven Innovative Technical Services LLC, Veritas Analytics Inc., and HII Technical Solutions Corporation.”

XVI.	A new Section 5.06(d) is added to read as follows:

“ (d) Notwithstanding anything else in the Plan to the contrary, Participants who are employees of HII Mission Driven Innovative Solutions Inc., HII Mission Driven Innovative Technical Services LLC, or Veritas Analytics Inc. as of July 1, 2018 are eligible to receive a discretionary contribution, as soon as administratively practicable following July 1, 2018, in an amount equal to a percentage of Compensation earned while employed at HII Mission Driven Innovative Solutions Inc., HII Mission Driven Innovative Technical Services LLC, or Veritas Analytics Inc., respectively, from January 1, 2018 until June 30, 2018.”

XVII.	A new Section 5.06(e) is added to the Plan to read as follows:

“ (e) Notwithstanding anything else in the Plan to the contrary,

(1)

Eligible Employees who are employees of HII Mission Driven Innovative Solutions Inc., HII Mission Driven Innovative Technical Services LLC, or Veritas Analytics Inc. as of July 1, 2018 and who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of

Machinist and Aerospace Workers and its Local W-24 are eligible to receive a nondiscretionary contribution, as soon as administratively practicable following July 1, 2018, in an amount equal to four percent (4%) of Compensation earned while employed at HII Mission Driven Innovative Solutions Inc., HII Mission Driven Innovative Technical Services LLC, or Veritas Analytics Inc., respectively, from April 1, 2018 until June 30, 2018.

(2)

Effective July 1, 2018, Eligible Employees who are employees of HII Mission Driven Innovative Solutions Inc., HII Mission Driven Innovative Technical Services LLC, or Veritas Analytics Inc. and who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24 are eligible to receive a nondiscretionary contribution, in an amount equal to four percent (4%) of Compensation.”

XVIII.	The chart in Section 5.07 is amended by revising row D and adding rows H and I to the end thereof as follows:

SUB - PLAN	BASIC CONTRIBUTIONS	SUPPLEMENTAL CONTRIBUTIONS	COMPANY MATCHING CONTRIBUTIONS	COMPANY PROFIT SHARING CONTRIBUTIONS
D	0-8%	0-67% (0-27% for HCEs*)	0%	0%
H	Varies (see matching formula)	75% minus Basic Contributions	45% of Basic Contributions up to $2,500	0%
I	0-3%	0-72% (0-32%for HCEs*)	100% of first 1 percentage point of Basic Contributions 50% of next 2 percentage points of Basic Contributions 25% of next 4 percentage points of Basic Contributions	0%

XIX.	Section 5.14(b) is replaced in its entirety to read as follows:

“Notwithstanding anything in this Plan to the contrary:

(3)

An Employee of a RAC TSD April Transfer Entity shall be eligible to receive Retirement Account Contributions pursuant to this Section 5.14 if (1) such Employee was eligible to receive Retirement Account Contributions under the second paragraph of Section 5.14(a) on April 9, 2018; (2) such Employee obtained employment with a RAC TSD April Transfer Entity via a direct transfer from the Cash Balance Participating Business Unit through which such Employee was previously eligible for Retirement Account Contributions under clause (1) of this sentence; and (3) such Employee does not terminate employment with such RAC TSD April Transfer Entity.

(4)

An Employee of HII Technical Solutions Corporation shall be eligible to receive Retirement Account Contributions pursuant to this Section 5.14 if (1) such Employee was eligible to receive Retirement Account Contributions under the second paragraph of Section 5.14(a) on June 30, 2018; (2) such Employee obtained employment with HII Technical Solutions Corporation via a direct transfer from the Cash Balance Participating Business Unit through which such Employee was previously eligible for Retirement Account Contributions under clause (1) of this sentence; and (3) such Employee does not terminate employment with HII Technical Solutions Corporation.

(5)

An Employee of a RAC TSD July Transfer Entity shall be eligible to receive Retirement Account Contributions pursuant to this Section 5.14 if (1) such Employee was eligible to receive Retirement Account Contributions under the second paragraph of Section 5.14(a) on June 30, 2018; and (2) such Employee does not terminate employment with such RAC TSD July Transfer Entity.”

XX.	Section 5.14(d) (as created under Section III of this amendment, above), is replaced in its entirety to read as follows:

“(d)    Notwithstanding anything in this Plan to the contrary, Employees of UniversalPegasus International, Inc., Universal Ensco Inc., HII Mission Driven Innovative Solutions Inc., HII Mission Driven Innovative Technical Services LLC, and Veritas Analytics Inc. are not eligible to receive Retirement Account Contributions.”

XXI.	Section 7.01 is amended by adding the following subparagraph to the end thereof:

“(2)    The portion of a Participant’s interest in his or her Account transferred to this Plan from the Camber Corporation 401(k) Plan (the “Camber Plan”)

attributable to employer contributions (and the earnings thereon) shall vest in accordance with the following schedule:

Years of Vesting Service	Vested Percentage of the Camber Plan Transferred Employer Portion
0	20%
1	40%
2	60%
3	80%
4	100%

(3)    Any Employee of a TSD Entity who (i) is not a Participant in the Plan as of June 30, 2018; or (ii) fails to continuously remain a Participant in the Plan after June 30, 2018 and, subsequent to such failure, again becomes a Participant in the Plan, shall vest in any Company Matching Contributions contributed by a TSD Entity in accordance with the following schedule:

Years of Vesting Service	Vested Percentage of TSD Entity Company Matching Contribution
0	0%
1	33%
2	66%
3	100%

For the avoidance of doubt, with regard to any Employee of a TSD Entity who was a Participant as of June 30th but who fails to continuously remain a Participant in the Plan as described in clause (ii), above, and subsequently again becomes a Participant in the Plan, the vesting schedule of this subparagraph (2) shall apply to any Company Matching Contributions contributed by a TSD Entity after the date the failure to continuously remain a Participant in the Plan, as described in (ii), above, occurs.

XXII.	The chart in Section Fl.0l (c) is amended by adding the following to the end thereof:

Name of Merged Plans	Merger Effective Dates	Merged Account Names
AMSEC Employees	July 1, 2018	Deferral Account, Roth
40l(k) Profit Sharing		Account, Company
Plan		Contributions Account,
Voluntary Account, Rollover
Account, Alternate Payee
Account, NNS Deferral
Account, NNS After-Tax
Account, NNS Rollover
Account, NNS Employee
Account, PCI Deferral
Account, PCI Matching
Account, PCI Profit Sharing
Account, PCI Rollover
Account

Camber Corporation 40l(k) Plan	July I, 2018	Employee Deferral, Employer Discretionary, Qualified Discretionary, Rollover, After Tax Contributions, NOVO Merged PS, After Tax Rollover, Rollover from ESOP, Merged ESOP Contribution, ESOP Escrow, NOVO Merged Match, Roth Deferral, Veritas Merged Match

XXIII.	A new Section F3.20 is added as follows:

“Section F3.20 AMSEC Employees 401(k) Profit Sharing Plan Withdrawals. A Participant may withdraw from his or her AMSEC Employees 401(k) Profit Sharing Plan Deferral Account, NNS Deferral Account, Roth Account, PCI Deferral Account, and PCI Matching Account upon hardship under Section 11.02. A Participant may withdraw from his or her AMSEC Employees 401(k) Profit Sharing Plan Deferral Account, Company Contributions Account, Voluntary Account, Rollover Account, Alternate Payee Account, NNS Deferral Account, NNS After-Tax Account, NNS Rollover Account, NNS Employee Account, PCI Deferral Account, PCI Matching Account, PCI Profit Sharing Account, and PCI Rollover Account upon reaching age 59 1⁄2 under Section 11.03. A Participant may withdraw from his or her AMSEC Employees 401(k) Profit Sharing Plan NNS Deferral Account, NNS Rollover Account, NNS After-Tax Account, NNS Employer Account, PCI Deferral Account, PCI Matching Account, PCI Profit Sharing Account, or PCI Rollover Account at any time, subject to procedures established by the Committee.”

XXIV.	A new Section F3.21 is added as follows:

“Section F3.21 Camber Corporation 401(k) Plan Withdrawals. A Participant may withdraw from his or her Camber Corporation 40l(k) Plan Employee Deferral, Employer Discretionary, Qualified Discretionary, Rollover, After Tax Contributions, NOVO Merged PS, After Tax Rollover, Roth Deferral, and Veritas Merged Match accounts upon hardship under Section 11.02 or Employee Deferral, Employer Discretionary, Qualified Discretionary, Rollover, After Tax Contributions, NOVO Merged PS, After Tax Rollover, Rollover from ESOP, Merged ESOP Contribution, ESOP Escrow, NOVO Merged Match, Roth Deferral, and Veritas Merged Match accounts upon reaching age 59 1⁄2 under Section 11.03.”

XXV.	The first paragraph of Exhibit A of the Plan is amended by replacing the second sentence thereof with the following:

“Notwithstanding the information in this Exhibit A, those Employees designated by the Company’s Chief Executive Officer or the Company’s Corporate Vice President and Chief Human Resources Officer as elected or appointed officers of Huntington Ingalls Industries International Shipbuilding, Inc. or of Huntington Ingalls Incorporated, through its Ingalls Shipbuilding division (non-represented employees) shall participate in Sub-Plan A.”

XXVI.	Exhibit A of the Plan is amended by adding the following to the end thereof:

Sector	Employer	Entity Code	Sub-Plan
HII	HII Fleet Support Group LLC	480	H

HII	HII Mission Driven Innovative Solutions Inc. (other than employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	527	I

HII	HII Mission Driven Innovative Solutions Inc. (employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	527	D

HII	HII Mission Driven Innovative Technical Services LLC (other than employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	531	I

HII	HII Mission Driven Innovative Technical Services LLC (employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	531	D

HII	Veritas Analytics Inc. (other than employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	529	I

HII	Veritas Analytics Inc. (employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	529	D

HII	HII Technical Solutions Corporation	525	A

XXVII.	All references in the Plan to “Camber Corporation” are hereby replaced with “HII Mission Driven Innovative Solutions Inc.”.

XXVIII.	All references in the Plan to “Camber Technical Services LLC” are hereby replaced with “HII Mission Driven Innovative Technical Services LLC”.

XXIX.	All references in the Plan to “Stoller Newport News Nuclear, Inc.” are hereby replaced with “HII Nuclear Inc.”.

XXX.	All references in the Plan to “AMSEC LLC” are hereby replaced with “HII Fleet Support Group LLC”.

XXXI.	All references in the Plan to “Undersea Solutions Corporation” are hereby replaced with “HII Unmanned Maritime Systems Inc.”.

XXXII.	All references in the Plan to “Newport News Industrial Corporation” are hereby replaced with “HII Mechanical Inc.”.

XXXIII.	All references in the Plan to “Continental Maritime of San Diego, Inc.” are hereby replaced with “HII San Diego Shipyard Inc.”.

XXXIV.	All references in the Plan to “Newport News Energy Company” are hereby replaced with “HII Energy Inc.”.

XXXV.	Sections I through XII of this amendment are effective April 10, 2018 and Sections XIII through XXXIV of this amendment are effective July 1, 2018.

XXXVI.	In all respects not amended, the Plan is hereby ratified and confirmed.

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IN WITNESS WHEREOF, Huntington Ingalls Industries, Inc. has caused this amendment to be executed by its duly authorized representative on this 17th day of December, 2018.

HUNTINGTON INGALLS INDUSTRIES, INC.

By:
William Ermatinger
Executive Vice President and Chief Human Resources Officer